LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that G. Rainey Williams, Jr. does hereby nominate, constitute and appoint Randy Foraker as his true and lawful attorney-in-fact to take any and all action required to effect filings with the Securities and Exchange Commission of FORM 3 Initial Statement of Beneficial Ownership of Securities of BancFirst, FORM 4 Statements of Change in Beneficial ownership of Securities of BancFirst, and FORM 5 Annual Statement of Changes in Beneficial Ownership of Securities of BancFirst, including without limitation the execution of any and all documents necessary to effect such a result.

G. Rainey Williams, Jr. hereby reserves the right to cancel this Power of Attorney or any portion or part hereof at any time; but such cancellation shall not be effective as to any party relying upon this instrument until written notice of cancellation is delivered to any such party. It is agreed that in order to effectuate these powers covered hereby, G. Rainey Williams, Jr. hereby ratifies and confirms any act or actions by such attorney-in-fact, or heretofore or hereafter done or performed by virtue hereof. As between such attorney-in-fact and G. Rainey Williams, Jr., his successors and assigns, by reason of any act done or performed hereunder by such attorney-in-fact, in good faith, the judgment and discretion of such attorney-in-fact shall be final and binding as to matters within the powers and authority granted hereunder.
DATED the 20 day of November, 2003.
G. Rainey Williams, Jr.
WITNESS:
STATE OF OKLAHOMA)ss:
COUNTY OF OKLAHOMA)

      The foregoing instrument was acknowledged before me this 20 day of November, 2003, by G. Rainey Williams, Jr., known to me to be the identical person who executed the within and foregoing Power of Attorney, and acknowledged to me that he executed the same as his free and voluntary act and deed, for the uses and purposes therein set forth.

Given under my hand and seal of office the day and year first above written. NOTARY PUBLIC
My Commission Expires: